FORM 8-K
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                              ---------------



             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  July 5, 1999



                         KAISER ALUMINUM & CHEMICAL
                                CORPORATION
           (Exact name of Registrant as Specified in its Charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)



                                   1-3605
                          (Commission File Number)



                                 94-0928288
                  (I.R.S. Employer Identification Number)





        6177 SUNOL BOULEVARD
       PLEASANTON, CALIFORNIA                        94566-7769
  (Address of Principal Executive                    (Zip Code)
              Offices)

    Registrant's telephone number, including area code:  (925) 462-1122


Item 5.   Other Events

          On July 5, 1999, Kaiser Aluminum & Chemical Corporation (the "Company") announced that its Gramercy, Louisiana, alumina refinery had been extensively damaged by an explosion and that it expected production at the plant would be curtailed for several months as a result of the explosion. On July 7, 1999, the Company announced that it was notifying customers and suppliers of the Gramercy refinery that it was declaring force majeure as a result of the July 5, 1999, explosion. In the July 7 announcement, the Company said that approximately 24 employees were injured and had been transported to area hospitals and that all but six were treated for minor injuries and released. Of the six employees remaining in the hospital, the Company had been informed that two were in critical but stable condition with burn-related injuries. The two press releases issued in this connection are incorporated by reference herein, and copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

                    Exhibit 99.1:  Press release dated July 5, 1999

                    Exhibit 99.2:  Press release dated July 7, 1999


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KAISER ALUMINUM & CHEMICAL
                                        CORPORATION

                                        (Registrant)


                                                /S/ DANIEL D. MADDOX
Dated:  July 9, 1999                    By:       Daniel D. Maddox
                                           Vice President and Controller






                               EXHIBIT INDEX


Exhibit 99.1:  Press release dated July 5, 1999

Exhibit 99.2:  Press release dated July 7, 1999